Exhibit 10.4

AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT
AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT, dated as of June 18, 2018 (this “Agreement”), by and among BDF ACQUISITION CORP., a Delaware corporation (the “Company” or the “Borrower Representative”), the other Credit Parties party hereto, ROYAL BANK OF CANADA, as administrative agent (the “Administrative Agent”) and the lenders party hereto (the “Consenting Lenders”).
RECITALS:
WHEREAS, reference is hereby made to the Revolving Credit Agreement, dated as of February 12, 2014 (as amended, restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Agreement, including pursuant to Amendment No. 1 to Credit Agreement, dated as of June 17, 2016, the “Existing Credit Agreement” and, as amended by this Agreement, the “Credit Agreement”), among BDF Intermediate, LLC, a Delaware limited liability company, the Company, the Subsidiary Borrowers from time to time party thereto (together with the Company, collectively, the “Borrowers”), the lending institutions from time to time party thereto, the Administrative Agent and Royal Bank of Canada, as Collateral Agent and Letter of Credit Issuer (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);
WHEREAS, the Borrower has requested that the Lenders agree to increase the Revolving Credit Commitments under the Existing Credit Agreement and make certain other amendments to the Existing Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.    Amendments to Existing Credit Agreement. The Existing Credit Agreement is, subject to the satisfaction of the applicable conditions precedent set forth in Section 3 of this Agreement, hereby amended as follows:
(a)    Amendments to Section 1.01.
(i)    Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in their correct alphabetical order:
“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of June 18, 2018, among the Borrower, the other Credit Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2.
(ii)    Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Cash Dominion Period” in its entirety as follows:
“Cash Dominion Period” means any period (a) commencing on the day that any Cash Dominion Trigger Default occurs and is continuing for so long as such Cash Dominion Trigger Default has not been cured or waived; or (b) commencing on a day in respect of which, Excess Availability for the previous five (5) consecutive Business Days was less than the greater of (i) 10.0% of the Line Cap and (ii) $5,000,000 and continuing until the first day thereafter to occur in respect of which Excess Availability for the previous thirty (30) consecutive days has been at least the greater of (i) 10.0% of the Line Cap and (ii) $5,000,000.
(iii)    Section 1.01 of the Existing Credit Agreement is hereby amended by amended and restating the definition of “Junior Debt” in its entirety as follows:
“Junior Debt” shall mean any Subordinated Indebtedness.
(iv)    Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Pro Forma Availability Condition” as follows:
“Pro Forma Availability Condition” means, for any date of calculation with respect to any transaction or payment, that either (i) (a) the (x) Pro Forma Availability on such date and (y) average daily Excess Availability for a period of thirty (30) consecutive days immediately preceding such transaction or payment is greater than 12.5% of the Line Cap (or, solely in connection with a Restricted Payment (other than a Restricted Investment), 15.0%) and (b) the Fixed Charge Coverage Ratio, calculated as of the last day of the most recently ended Test Period, after giving effect to such transaction or payment on a Pro Forma Basis, is greater than 1.00:1.00 or (ii) the (x) Pro Forma Availability on such date and (y) average daily Excess Availability for a period of thirty (30) consecutive days immediately preceding such transaction or payment is greater than 17.5% of the Line Cap (or, solely in connection with a Restricted Payment (other than a Restricted Investment), 20.0%).
(v)    Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Revolving Credit Commitment” in its entirety as follows:
“Revolving Credit Commitment” shall mean, as to each Lender, its obligation to make Revolving Credit Loans to the Borrowers pursuant to Section 2.1(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.1(b) under the caption Revolving Credit Commitment or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Cred-it Commitments of all Lenders shall be (i) $40,000,000 on the Closing Date and (ii) $55,000,000 on the Amendment No. 2 Effective Date after giving effect to Amendment No. 2 (the “Initial Revolving Credit Commitments”), as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
(vi)    Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of ”evolving Credit Maturity Date” as follows:
“Revolving Credit Maturity Date” shall mean the earlier of (i) June 12, 2023 and (ii) one-hundred eighty (180) days prior to the earliest stated maturity date applicable to any First Lien Term Loan (and any permitted refinancings thereof).
(b)    Section 10.11 of the Existing Credit Agreement is hereby amended and replacing each reference to “12.5%”in such Section with a reference to “10.0%”:

(c)    Section 11.15 of the Existing Credit Agreement is hereby amended by amended and restating the first paragraph of such Section as follows:
“Section 11.15    Equity Cure.   Notwithstanding anything to the contrary contained in this Section 11, in the event that the Company fails to comply with the requirement of the financial covenant set forth in Section 10.11, after the beginning of the relevant fiscal period for which such financial covenant is being measured until the later of (x) the expiration of the 10th day following the date financial statements referred to in Sections 9.l(a) or .(b) are required to be delivered in respect of such fiscal period for which such financial covenant is being measured and (y) the 10th day after the Financial Covenant Trigger Event that required the Company to comply with the covenant set forth in Section 10.11 (such later date, the “Cure Expiration Date”), any holder of Capital Stock or Stock Equivalents of the Company or any direct or indirect parent of the Company shall have the right to cure such failure (the “Cure Right”) by causing cash net equity proceeds derived from an issuance of Capital Stock or Stock Equivalents (other than Disqualified Stock, unless reasonably satisfactory to the Administrative Agent) by the Company (or from a contribution to the common equity capital of the Company) to be contributed, directly or indirectly, as cash common equity to the Company, and upon receipt by the Company of such cash contribution (such cash amount being referred to as the “Cure Amount”) or, if applicable, the Notice of Intent to Cure as set forth below, pursuant to the exercise of such Cure Right, such financial covenant shall be recalculated giving effect to the following pro forma adjustments:”
(d)    Schedule 1.1(b) of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 1.1(b) attached hereto.
SECTION 2.    Reallocation of Commitments. Upon the Amendment No. 2 Effective Date, (i) the Revolving Credit Loans outstanding on the Amendment No. 2 Effective Date and (ii) the L/C Participations outstanding on the Amendment No. 2 Effective Date shall, in each case, be reallocated and adjusted between and among the Lenders to the extent necessary to provide each Lender with its pro rata share of the outstanding principal balance of Revolving Credit Loans and L/C Participations, as applicable, as of such date based on their then-applicable Revolving Credit Commitment Percentages. The Administrative Agent shall confirm the outstanding principal balance of the Revolving Credit Loans and the amount of outstanding L/C Participations to each Lender as of the Amendment No. 2 Effective Date, which shall be conclusive absent manifest error.
SECTION 3.    Conditions to Effectiveness. This Agreement shall become effective on the first date (the “Amendment No. 2 Effective Date”) when each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms hereof:
(i)    the Administrative Agent shall have received counterparts to this Agreement from the Borrower, the other Credit Parties and each Lender;
(ii)    the Administrative Agent shall have received certified copies of resolutions or other corporate action, incumbency certificates and/or other certificates of an Authorized Officer of the Borrower Representative as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement;
(iii)    the representations and warranties set forth in Section 8 of the Credit Agreement shall be true and correct in all material respects on and as of the date of such effectiveness; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date;
(iv)    no Event of Default shall have occurred and be continuing or shall result upon giving effect to the Amendment No. 2 Effective Date;
(v)    the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the matters set forth in clauses (iii) and (iv) of this Section 3; and
(vi)    the Administrative Agent shall have received, for the account of each Consenting Lender that delivers an executed signature page to the Administrative Agent prior to 12:00 noon (New York City time) on June 18, 2018 an upfront fee (the “Upfront Fee”) in an amount equal to 0.75% of the excess of (x) the aggregate principal amount of each such Consenting Lender’s outstanding Revolving Credit Commitments immediately after giving effect to this Agreement over (y) the aggregate principal amount of each such Consenting Lender’s outstanding Revolving Credit Commitments immediately prior to giving effect to this Agreement (it being understood that the Borrower shall have no obligation to pay the Upfront Fee if the Amendment No. 2 Effective Date does not occur).
SECTION 4.    Expenses. Each of the Credit Parties hereby reconfirms its respective obligations pursuant to Section 13.5 of the Credit Agreement to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with this Agreement.
SECTION 5.    Reaffirmation of the Credit Parties. Each Credit Party hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Credit Document to which such Credit Party is a party is, and the obligations of such Credit Party contained in the Existing Credit Agreement, this Agreement or in any other Credit Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Credit Party hereby confirms that the existing security interests granted by such Credit Party in favor of the Secured Parties pursuant to the Credit Documents in the Collateral described therein shall continue to secure the obligations of the Credit Parties under the Credit Agreement and the other Credit Documents as and to the extent provided in the Credit Documents.
SECTION 6.    Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 13.1 of the Credit Agreement.
SECTION 7.    Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Credit Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby and that this Agreement is a Credit Document and a Joinder Agreement. This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Credit Documents continue to be owing under the Credit Agreement or such other Credit Documents until paid in accordance therewith.
SECTION 8.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
SECTION 10.    Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BDF ACQUISITION CORP., as Borrower and Borrower Representative

By:	/s/ Jeremy Aguilar
Name: Jeremy Aguilar
Title: Chief Financial Officer

BDF INTERMEDIATE, LLC, as Holdings

By:	/s/ Jeremy Aguilar
Name: Jeremy Aguilar
Title: Chief Financial Officer

BOB’S DISCOUNT FURNITURE, LLC as a Guarantor

By:	/s/ Jeremy Aguilar
Name: Jeremy Aguilar
Title: Chief Financial Officer
Amendment No. 2 to Revolving Credit Agreement – Signature Page

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Rodica Dutka
Name: Rodica Dutka
Title: Manager, Agency
Amendment No. 2 to Revolving Credit Agreement – Signature Page

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ James S. Wolfe
Name: James S. Wolfe
Title: Managing Director Head of Global Leveraged Finance
Amendment No. 2 to Revolving Credit Agreement – Signature Page

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director
Amendment No. 2 to Revolving Credit Agreement – Signature Page

Schedule l.l(b)
Commitments of Lenders